UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 5, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On November 6, 2007, Lenox Group Inc. (the “Company”) issued a press release with respect to its results of operations for the third quarter of 2007, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)   On November 5, 2007, the Board of Directors of the Company elected Fred Spivak to serve as Chief Operating Officer and Chief Financial Officer (“COO/CFO”) of the Company effective as of November 9, 2007. Upon the effectiveness of Mr. Spivak’s election to these positions on November 9, 2007, Timothy J. Schugel’s resignation as Chief Financial Officer of the Company, previously disclosed on the Company’s Current Report on Form 8-K filed on April 5, 2007, will become effective.

Mr Spivak is 54. From 2004 to 2007, Mr. Spivak served as Managing Director of FMS Consulting, a company that provides financial, operational and business administration services to companies in the giftware, apparel and consumer goods industries. From 2004 to 2006, Mr. Spivak served on the Board of Directors of Oneida Ltd., a leading flatware and tabletop company. From 2000 to 2004, Mr. Spivak was Chief Financial Officer of Colorado Prime Foods (now DineWise, Inc.), a direct marketer of chef-prepared, home-delivered meals, and from 1997 to 2000 he was Chief Operating Officer of Morgan-Walke Associates, a New York investor relations firm. From 1984 to 1997, Mr. Spivak served as Chief Financial Officer and Vice President, Finance and Administration for Lifetime Brands and previously held various finance positions for Vida Shoes and Olivetti Corporation. Mr. Spivak is a Certified Public Accountant.

In connection with his election as COO/CFO, the Compensation Committee approved compensation and benefits for Mr. Spivak including: (i) an annual base salary of $350,000; (ii) a guaranteed annual cash bonus of $125,000 for each of fiscal years 2007 and 2008, such amount to be offset against any other bonus earned pursuant to the Company’s annual cash incentive program; (iii) eligibility to participate in the Company’s annual cash incentive program with a target bonus level of 55% of base salary and a maximum bonus level of 82.5% of base salary, the actual payout amount dependent on the Company’s financial performance against certain financial metrics preset by the Compensation Committee; (iv) eligibility to participate in the Company’s long-term incentive plan, including a grant of 50,000 performance shares for the fiscal year 2007 to fiscal year 2009 performance cycle, subject to signing an Agreement for Performance Shares in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 3, 2007; and (v) severance payments, including salary and benefits, for 12 months following termination pursuant to the Company Severance Guidelines for Executive Officers, subject to signing a general release of claims.

In addition, the Compensation Committee approved a form of Letter Agreement (the “Letter Agreement”) to be entered into with Mr. Spivak. The Letter Agreement entitles Mr. Spivak to 18 months of salary and benefits continuation if his employment is terminated without “cause” or for “good reason” (other than due to death, disability or retirement at or after age 65) within one year following a “change of control” and subject to signing a general release of claims. In addition, Mr. Spivak is entitled to receive the cash or stock equivalent value of the unvested portion of any performance share grant(s) that do not vest in full upon a “change of control.” This second benefit is in lieu of other retention or severance benefit programs available to employees of the Company upon a “change of control.” The term “change of control” is defined in the Company’s 2004 Stock Incentive Plan. “Cause” means a conviction or plea of nolo contendere to any felony which materially and adversely impacts the Company’s financial condition or reputation; willful gross neglect or willful gross misconduct that materially and adversely impacts the Company’s financial condition or reputation; or a violation of any of the non-disclosure, non-solicitation and non-disparagement clauses of the Letter Agreement that is the sole basis for involuntary termination. “Good reason” means any material change (except in reporting relationship) in position, responsibilities or assignment of duties materially inconsistent with those existing prior to the “change of control”; any material decrease in base salary, target annual incentive or long-term incentive award opportunities or equity grants; any material breach in the terms of the Letter Agreement by the Company after receipt of written notice and a reasonable opportunity to cure such breach; failure of the Company to obtain a successor entity’s assumption of its obligations under the Letter Agreement; or a relocation of Mr. Spivak to offices located more than 50 miles from the Company’s current offices.

The Letter Agreement also provides that, during Mr. Spivak’s employment with the Company and for a period of 24 months thereafter, he will not solicit any of the Company’s employees or affiliates. It also provides that during his employment with the Company and thereafter, Mr. Spivak will not disclose confidential information of the Company other than in the course of his employment or as required by law and will not disparage the Company or any of its employees, directors or advisors.

The foregoing description of the terms of the Letter Agreement is qualified in its entirety by reference to the full text of the form of Letter Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Mr. Spivak is not a party to any transaction with the Company or any subsidiary of the Company nor does he have any family relationships with any member of the Board or any other executive officer of the Company.

The announcement of the election of Mr. Spivak to the position of COO/CFO is part of the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits

(d)   The following exhibits are being furnished with this Current Report:

      10.1      Form of Letter Agreement entered into with Fred Spivak.

      99.1      Press release of Lenox Group Inc., dated November 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial Officer

Date: November 7, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Letter Agreement entered into with Fred Spivak.
99.1	Press Release of Lenox Group Inc., dated November 6, 2007.